As filed with the Securities and Exchange Commission on October 4, 1995
                                                      Registration No. 33-_____
_______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               ________________

                               TECHNITROL, INC.
            (Exact Name of Registrant as specified in its charter)
                               ________________

              Pennsylvania                        23-1292472
     (State or other jurisdiction of           (I.R.S. Employer
     incorporation of organization)         Identification Number)

                       1210 Northbrook Drive, Suite 385
                         Trevose, Pennsylvania  19053
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                               ________________

      PULSE ENGINEERING, INC. 1991 LONG-TERM INCENTIVE STOCK OPTION PLAN
         PULSE ENGINEERING, INC. BOARD OF DIRECTORS STOCK OPTION PLAN
          PULSE ENGINEERING, INC. SENIOR MANAGEMENT STOCK OPTION PLAN
            PULSE ENGINEERING, INC. NONQUALIFIED STOCK OPTION PLAN
                               -----------------
                               THOMAS J. FLAKOLL
                                   President
                               Technitrol, Inc.
                       1210 Northbrook Drive, Suite 385
                         Trevose, Pennsylvania  19053
                                (215) 355-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------
                                   Copy to:
                         James M. Papada, III, Esquire
                       Stradley, Ronon, Stevens & Young
                           2600 One Commerce Square
                       Philadelphia, Pennsylvania  19103
                                (215) 564-8000
                              Fax: (215) 564-8120

                                             CALCULATION OF REGISTRATION FEE
__________________________________________________________________________________________________________________________
                                                            Proposed Maximum      Proposed Maximum
                                          Amount to be      Offering Price Per    Aggregate Offering     Amount of
Title of Securities to be Registered      Registered        Share (2)             Price (2)              Registration Fee

Common Stock,
$0.125

Upon exercise of options under the
Pulse Engineering, Inc. 1991 Long-term
Incentive Stock Option Plan, the
Pulse Engineering, Inc. Board of
Directors Stock Option Plan,
the Pulse Engineering, Inc.
Senior Management Stock Option Plan
and the Pulse Engineering, Inc.
NonQualified Stock Option Plan(1)         253,306 shares    $15.75                $3,989,569.50          $1,375.00

__________________________________________________________________________________________________________________________

(1) Pursuant to an Agreement and Plan of Merger dated as of May 23, 1995 (the "Merger Agreement"), among the registrant,
    Teco Sub, Inc. and Pulse Engineering, Inc. ("Pulse"), the Registrant assumed all of the outstanding options to purchase common stock of Pulse under the Pulse Engineering, Inc. 1991 Long-term Incentive Stock Option Plan, the Pulse
    Engineering, Inc. Board of Directors Stock Option Plan, the Pulse Engineering, Inc. Senior Management Stock Option
    Plan and the Pulse Engineering, Inc. NonQualified Stock Option Plan (the "Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each Assumed Option to reflect the ratio at which the common stock of Pulse was converted into common stock of the Registrant under the Merger Agreement.

(2) Estimated in accordance with Rule 457(h)(1) solely for the purpose of computing the amount of the registration fee based on the average of the high ($16.00) and low ($15.50) prices of the Company's Common Stock as reported on the
    American Stock Exchange on September 27, 1995.
__________________________________________________________________________________________________________________________

                               TECHNITROL, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                   PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

     As used in this Registration Statement, unless the context otherwise requires, the terms "Technitrol" and the "Company" mean Technitrol, Inc. and its subsidiaries.


Item 3.   Incorporation of Documents by Reference.

          The following documents, previously filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed March 21, 1995, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 filed May 2, 1995, pursuant to Section 13 of the 1934 Act;

          (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 filed August 11, 1995, pursuant to Section 13 of the 1934 Act; and

          (d) the Company's Form S-4 Registration Statement filed August 21, 1995, pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable

Item 6.   Indemnification of Directors and Officers.

          Pennsylvania law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

          The Bylaws of the Company provide that: (i) the Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would othewise be discretionary; (ii) the Company is required to advance expenses to its officers and directors as incurred, provided that they undertake to repay the amount advanced if its is ultimately determined that they are not entitled to indemnifiction; and (iii) the Company is authorized to enter into indemnification agreements with its officer, directors and employees.

          The Company carries Directors' and Officers' Liability and Corporate Reimbursement Insurance.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          Exhibit
          Number                    Description
          ------  ------------------------------------------------------------
          4.1     Pulse Engineering, Inc. 1991 Long-Term Incentive Stock
                  Option Plan
          4.2     Pulse Engineering, Inc. Board of Directors Stock Option Plan
          4.3     Pulse Engineering, Inc. Senior Management Stock Option Plan
          4.4     Pulse Engineering, Inc. Nonqualified Stock Option Plan
          5.1 Opinion of Counsel as to Legality of Securities being Registered.
          23.1    Consent of Counsel (contained in Exhibit 5.1)
          23.2    Consent of Independant Accountants
          24.1    Power of Attorney

Item 9.   Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirement sof the Securities Act of 1933, the registrant Technitrol, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadlephia, Commonwealth of Pennsylvania, on September 29, 1995.

                                     TECNITROL, INC.


                                By:  /s/ Thomas J. Flakoll
                                     -----------------------------------------
                                     Thomas J. Flakoll, President and Director